EXHIBIT 10.11









                            ASSET PURCHASE AGREEMENT



                          Dated as of December 11, 1997


                                     Between


                                CASE CORPORATION


                                       And


                         WESTERN POWER & EQUIPMENT CORP.


                                       And


                     MCLAIN-RUBIN REALTY COMPANY III, L.L.C.

                                TABLE OF CONTENTS



                                                                           Page
Article                             Description                             No.
-------                             -----------                            ----

ARTICLE 1               DEFINITIONS                                           1
                        -----------

ARTICLE 2               PURCHASE AND SALE                                     4
                        -----------------
     Section 2.01       Purchase and Sale of Assets.                          4
     Section 2.02       Purchase and Sale of Real Property.                   5
     Section 2.03       Excluded Assets.                                      5
     Section 2.04       Assumed Liabilities.                                  6
     Section 2.05       Purchase Price.                                       7
     Section 2.06       Allocation of Purchase Price.                         9
     Section 2.07       Severance Expenses; Sales and Expense Adjustment.     9

ARTICLE 3               THE CLOSING                                           9
                        -----------

     Section 3.01       Time and Place of Closing.                            9
     Section 3.02       Deliveries by Seller.                                10
     Section 3.03       Deliveries by Buyers.                                10
     Section 3.04       Delivery by Both Parties.                            11

ARTICLE 4               REPRESENTATIONS AND WARRANTIES OF SELLER             12
                        ----------------------------------------
     Section 4.01       Organization and Qualification.                      12
     Section 4.02       Authority Relative to this Agreement.                12
     Section 4.03       Consents and Approvals.                              12
     Section 4.04       No Violation.                                        13
     Section 4.05       Litigation.                                          13
     Section 4.06       Ownership of Purchased Assets and Real Property.     13
     Section 4.07       Labor Matters.                                       13
     Section 4.08       Environmental Compliance.                            14
     Section 4.09       Accuracy of Information.                             14
     Section 4.10       Brokers Or Finders.                                  14

ARTICLE 5               REPRESENTATIONS AND WARRANTIES OF BUYERS             14
                        ----------------------------------------
     Section 5.01       Organization and Qualification.                      14
     Section 5.02       Authority Relative to this Agreement.                15
     Section 5.03       Consents and Approvals.                              15
     Section 5.04       No Violation.                                        15
     Section 5.05       Litigation.                                          16
     Section 5.06       Financing.                                           16
     Section 5.07       Capitalization.                                      16

     Section 5.08       Inspection of Assets and Real Property.              16
     Section 5.09       Bankruptcy.                                          17
     Section 5.10       Employer Identification Number.                      17
     Section 5.11       Organization and Qualification.                      17
     Section 5.12       Authority Relative to this Agreement.                17
     Section 5.13       Consents and Approvals.                              17
     Section 5.14       No Violation.                                        18
     Section 5.15       Litigation.                                          18
     Section 5.16       Financing.                                           18
     Section 5.17       Capitalization.                                      18
     Section 5.18       Inspection of Assets and Real Property.              19
     Section 5.19       Bankruptcy.                                          19
     Section 5.20       Employer Identification Number.                      19
     Section 5.21       No Brokers or Finders.                               19

ARTICLE 6               ADDITIONAL AGREEMENTS AND COVENANTS--BUYERS          19
                        -------------------------------------------
     Section 6.01       Insurance to be Procured by Buyers.                  19
     Section 6.02       Product Warranties.                                  20
     Section 6.03       Relationship of Parties.                             20
     Section 6.04       Results of Operations.                               20
     Section 6.05       Distribution System.                                 20

ARTICLE 7               ADDITIONAL COVENANTS OF THE PARTIES                  21
                        -----------------------------------
     Section 7.01       Taxes.                                               21
     Section 7.02       Public Announcements.                                21
     Section 7.03       Further Assurances.                                  21
     Section 7.04       Nonassignable Contracts.                             21
     Section 7.05       Preservation of Records.                             22
     Section 7.06       Environmental Matters.                               22
     Section 7.07       Bulk Sales.                                          23
     Section 7.08       Risk of Loss.                                        23
     Section 7.09       Case Parts Return and Case Parts Reorder.            23
     Section 7.10       Certain Personnel Matters.                           24
     Section 7.11       Liens; Encumbrances.                                 24
     Section 7.12       Business Cutoff.                                     24
     Section 7.13       Conduct of Business Pending the Closing.             25

ARTICLE 8               CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS          25
                        -------------------------------------------

ARTICLE 9               CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS         25
                        --------------------------------------------

ARTICLE 10              TERMINATION                                          25
                        -----------

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ARTICLE 11              INDEMNIFICATION AND LIMITATIONS ON LIABILITY         25
                        -------------------------------------------
     Section 11.01      Definitions.                                         25
     Section 11.02      Indemnity by Seller.                                 27
     Section 11.03      Indemnity by Buyer.                                  28
     Section 11.04      Notification of Third-Party Claims.                  28
     Section 11.05      Defense of Claims.                                   28
     Section 11.06      Notice of Other Claims.                              29
     Section 11.07      Access and Cooperation.                              29
     Section 11.08      No Insurance.                                        29
     Section 11.09      Indemnification Matters Related to Taxes.            30
     Section 11.10      Limitations on Liabilities.                          30

ARTICLE 12              EXTENT AND SURVIVAL OF REPRESENTATIONS,
                        ---------------------------------------
                        WARRANTIES, COVENANTS AND AGREEMENTS                 32
                        ------------------------------------
     Section 12.01      Scope of Representations.                            32
     Section 12.02      Survival.                                            33

ARTICLE 13              BROKERS                                              33
                        -------

ARTICLE 14              EXPENSES                                             33
                        --------

ARTICLE 15              NOTICES; MISCELLANEOUS                               33
                        ----------------------
     Section 15.01      Notices.                                             33
     Section 15.02      Miscellaneous.                                       34

                                    EXHIBITS



Exhibit                 Description
-------                 -----------

Exhibit A               List of Purchased Assets
                          (to be delivered at Closing)
Exhibit B               Real Property
Exhibit C-1A            Promissory Note--Used Equipment-Tractors
Exhibit C-1B            Promissory Note--Used Equipment-Seasonal
Exhibit C-2             Promissory Note--Case Parts
Exhibit C-3             Promissory Note--Accounts Receivable
Exhibit C-4             Promissory Note--Shop Tools
Exhibit C-5             Promissory Note--Furniture & Fixtures
Exhibit C-6             Promissory Note--Real Property
Exhibit D-1             Bill of Sale
Exhibit D-2             Assignment and Assumption Agreement
Exhibit E               Grant Deed
Exhibit F               Security Agreement
Exhibit G               Deed to Secure Trust
Exhibit H-1             Guarantee Agreement
Exhibit H-2             Guarantee Agreement
Exhibit I               Sublease Agreement [Omitted]
Exhibit J               Lease [Omitted]
Exhibit K               Required Consents--Seller
Exhibit L               Required Consents--Buyer
Exhibit M               Capitalization of Buyer
Exhibit N               Tax Matters
Exhibit O               Seller's Closing Certificate
Exhibit P               Buyer's Closing Certificate

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     ASSET PURCHASE AGREEMENT is dated as of December 11, 1997, by and between CASE CORPORATION, a Delaware corporation ("Case" or "Seller") and WESTERN POWER & EQUIPMENT CORP. ("Western"), an Oregon corporation and MCLAIN-RUBIN REALTY COMPANY III, L.L.C. ("LLC"), a Delaware limited liability company ("collectively Buyers").

                                    RECITALS
                                    --------

     WHEREAS, Seller is the owner and operator of agricultural equipment sales, service and leasing operations transacting business under the trade name of "Case Power and Equipment" in Yuba City, California (the "Retail Operations"); and

     WHEREAS, Buyers desire to purchase from Seller certain of the properties and assets relating to the Retail Operations, and Seller is willing to sell such assets and properties to Buyers.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS
                                   -----------

     "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

     "Agreement" shall mean this Asset Purchase Agreement, including the exhibits attached hereto.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.04

     "Closing" shall have the meaning set forth in Section 3.01.

     "Closing Date" shall have the meaning set forth in Section 3.01.

     "Cutoff Date" shall mean December 3, 1997.

     "Environmental Laws" shall mean any applicable federal, state or local law, rule or regulation in effect on the date hereof: (a) relating to releases or threatened releases of Hazardous Materials; (b) relating to the manufacture, handling, transport, use, treatment,

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storage or disposal of Hazardous Materials or materials containing Hazardous
Materials; or (c) otherwise relating to pollution of the environment or the protection of human health.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" shall have the meaning set forth in Section 2.03.

     "Hazardous Materials" shall mean materials that contain substances defined as hazardous or toxic substances under the following statutes, as well as such statutes' implementing regulations as in effect on the date hereof: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act, and any other materials that a federal, state or local agency requires to be remediated pursuant to any Environmental Law.

     "Knowledge" with respect to Seller shall mean the best knowledge of Jon Carlson, Vice President - North American Retail Stores, and Audrey Van Dyke, Case Environmental Manager.

     "Lien" shall mean any mortgage, pledge, security interest, lease, lien or other encumbrance of any kind, including without limitation any conditional sale contract, title retention contract or similar arrangement.

     "Notes" shall mean all promissory notes delivered pursuant to Section 2.05 or Section 2.07 of this Agreement.

     "Permitted Exceptions" shall mean:

     (a) Liens for taxes not yet due and payable or being contested in good faith.

     (b) Materialmen's, mechanics', workers', repairman's, employees' or other similar Liens arising in the ordinary course of the operation of the Retail Operations.

     (c)  Liens to be released at Closing.

     (d) All rights to consent by, required notices to, filings with, or other actions by governmental entities if the same are customarily obtained or made subsequent to sale or conveyance.

     (e) Rights reserved to or vested in any local, state or federal governmental bodies, authorities or agencies to control or regulate any of the Real Property in any manner, and all laws, rules, regulations, ordinances and orders of any such bodies, authorities or agencies.

     (f) The state of facts that would be disclosed by an accurate survey of the Real Property dated as of the Closing Date, including but not limited to all encroachments, overlaps, overhangs and unrecorded easements.

     (g) All reservations and conveyances of minerals of whatever kind and character (including, without limitation, all coal, iron ore, oil, gas, sulfur, methane gas in coal seams, limestone and other minerals, metals and ores) located on, in or under the Real Property and all rights with respect to the mining, extraction and removal of the minerals so located, that have been granted or leased to, or excepted or reserved by, persons other than Seller, its Affiliates and its corporate predecessors by merger.

     (h) Any other Liens that would not reasonably be expected to have a material adverse effect on the conduct of the Retail Operations as currently conducted by Seller.

     "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, union, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau, or other entity or authority.

     "Purchased Assets" shall have the meaning set forth in Section 2.01.

     "Real Property" shall have the meaning set forth in Section 2.02.

     "Records" shall mean and include all agreements, documents, maps, books, records and files in the possession of the Seller or any of its Affiliates relating primarily to the ownership of the Purchased Assets or the Real Property or conduct of the Retail Operations.

     "Secured Parties" shall mean Seller and Case Credit Corporation, a Delaware corporation.

                                   ARTICLE 2.

                                PURCHASE AND SALE
                                -----------------

     Section 1.021 Purchase and Sale of Assets.
                   ---------------------------

     At the Closing, Western shall purchase from Seller, and Seller shall sell to Western, all of the right, title and interest of Seller in the following assets, properties and rights associated with the Retail Operations (the "Purchased Assets"), which Purchased Assets will be more particularly described in "Exhibit A", a document that shall be delivered at the Closing:

     (a) New Case Equipment. All items of new Case agricultural equipment and attachments set forth on Exhibit A ("New Case Equipment").

     (b) Allied Equipment. All items of allied equipment and attachments set forth on Exhibit A ("Allied Equipment").

     (c) Used Equipment. All items of used agricultural equipment and attachments set forth on Exhibit A ("Used Equipment").

     (d)  Case Parts. All Case parts set forth on Exhibit A ("Case Parts").

     (e)  Allied Parts. All allied parts set forth on Exhibit A ("Allied
          Parts").

     (f) Accounts Receivable. All accounts receivable set forth on Exhibit A ("Accounts Receivable").

     (g)  Vehicles. All vehicles set forth on Exhibit A ("Vehicles").

     (h) Furniture and Fixtures. All furniture and fixtures set forth on Exhibit A ("Furniture and Fixtures"); provided, that such Furniture and Fixtures shall exclude (i) the Case computers, software (other than certain computer tapes identified in Section 2.01(j)) and related computer equipment used in connection with the Retail Operations and located at the Retail Operations (the "Computer Equipment") and (ii) the "Case Power and Equipment" letters affixed to the buildings at the Retail Operations.

     (i) Shop Tools. All shop tools and equipment set forth on Exhibit A ("Shop Tools").

     (j) Manuals. All service libraries, technical publications, parts books, warranty cards, computer tapes (containing parts inventory, sales history, and customer master list) and customer lists set forth on Exhibit A ("Manuals").

     (k) Supplies. All office and shop supplies set forth on Exhibit A (collectively, the "Supplies"); provided, that such Supplies shall exclude all items imprinted with the names "Case Power & Equipment", "J.I. Case" or any other designation of Seller or "Tenneco Inc."

     (l)  Forklifts. [Intentionally left blank.]

     (m) Work-In-Process. All parts and labor expended by Seller on service orders in-process set forth on Exhibit A ("Work-In-Process").

     (n) Office Equipment Leases. All leases for radios, copiers, facsimile machines, telephones and telephone lines and other items of office equipment set forth on Exhibit A ("Office Equipment Leases").

     (o)  Petty Cash. All petty cash set forth on Exhibit A ("Petty Cash").

     (p) Customer Orders. All customer orders set forth on Exhibit A (the "Customer Orders").

     (q) Store Obligations. (i) All maintenance contracts between Seller and certain municipalities and utility companies listed on Exhibit A, (ii) all leases of equipment listed on Exhibit A financed by Case or its Affiliates, and (iii) all equipment contracts between Seller and governmental agencies pursuant to which Seller is obligated to repurchase equipment listed on Exhibit A (collectively, "Store Obligations").

     Section 1.022 Purchase and Sale of Real Property.
                   ----------------------------------

     At the Closing, LLC shall purchase from Seller, and Seller shall sell to LLC, all of the right, title and interest of Seller in the real estate and improvements used in connection with the Retail Operations at Yuba City, California, as more particularly described in Exhibit B (collectively, the "Real Property").

     Section 1.023 Excluded Assets.
                   ---------------

     The assets of Seller to be sold, transferred, assigned and delivered to Western shall include only those Purchased Assets described in Section 2.01, which Purchased Assets will be more specifically described in Exhibit A, and the Real Property described in Section 2.02, which Real Property is more specifically described in Exhibit B. Such Purchased

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Assets and Real Property shall not, however, include any of the following assets or properties of Seller:

     (a) Utility and other security deposits paid by Seller prior to the Closing.

     (b)  Seller's "dealer reserves" as of the Closing Date.

     (c)  Trademarks, trade names and the like of Seller and its Affiliates.

     (d)  Cash and cash equivalents on hand or in banks, except for Petty Cash.

     (e) Contracts entered into and proceeds of contracts entered into on or before the Closing Date for the sale of any item, not constituting part of the Purchased Assets, whether or not delivered or to be delivered subsequent to the Closing Date.

     (f)  The Computer Equipment and computer software in connection therewith.

     (g) Business records and printed business forms pertaining solely to the Retail Operations.

     (h) Prepaid taxes, insurance and other expenses and credits, refunds and receivables of such items.

     (i) Any other assets not specifically described in Section 2.01 or Section 2.02.

For purposes of this Agreement, all of the property, assets and rights to be retained by Seller under this Section 2.03 are collectively referred to as the "Excluded Assets".

     Section 1.024 Assumed Liabilities.
                   -------------------

     As of the Closing Date, Western shall assume and thereafter pay, perform or otherwise discharge all obligations of Seller or any of its Affiliates under the contracts and contract rights included in the Purchased Assets (including, but not limited to, the Store Obligations) to the extent that such obligations relate to the operation of Retail Operations from and after the Cutoff Date (the "Assumed Liabilities"), it being understood and agreed that Western is purchasing the Purchased Assets specified under this Agreement only and is not purchasing any business or the Retail Operations as a going concern. Except as otherwise specified in this Agreement, Western is not assuming any debt, liability, contract, undertaking or commitment of, or claim against, Seller, the Retail Operations or the Purchased Assets, of any nature, known or unknown, fixed or contingent, or whether pertaining to the Purchased Assets or otherwise, that occurred prior to the Cutoff Date.

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     Section 1.025 Purchase Price.
                   --------------

     (a) The purchase price for the Purchased Assets ("Purchase Price") shall be set forth in Exhibit A, and shall be calculated as follows:

     (b) The Purchase Price shall be equal to the sum of the purchase prices for each of the assets, properties and rights making up the Purchased Assets, as follows:

          (1) New Case Equipment. The purchase price for the New Case Equipment as set forth on Exhibit A attached hereto.

          (2) Allied Equipment. The purchase price for the Allied Equipment as set forth on Schedule A hereto.

          (3) Used Equipment. The purchase price for the Used Equipment as set forth on Schedule A hereto.

          (4) Case Parts. The purchase price for the Case Parts shall be Seller's current "dealer net" or "ship direct level one" value, whichever is less.

          (5) Allied Parts. The purchase price for the Allied Parts shall be Seller's invoice price.

          (6) Accounts Receivable. The purchase price for the Accounts Receivable shall be as follows: Current accounts and those for the prior month and the second prior month shall be sold for 100% of face value. Accounts for the third prior month and the fourth prior month shall be sold for 75% of face value.

          (7)  Vehicles. The purchase price for the Vehicles shall be $13,500.

          (8) Furniture and Fixtures. The purchase price for the Furniture and Fixtures shall be $15,000.

          (9) Shop Tools. The purchase price for the Shop Tools shall be $20,000.

          (10) Manuals. The purchase price for the Manuals shall be $1,000.

          (11) Supplies. The purchase price for the Supplies shall be $1,000.

          (12) Forklifts. [intentionally omitted].

          (13) Work-in-Process. The purchase price for the Work-in-Process shall be 80% of the customer hourly rate based upon the number of hours involved.

          (14) Office Equipment Leases. The purchase price for the Office Equipment Leases shall be as mutually agreed upon by the parties.

          (15) Petty Cash. The purchase price for the Petty Cash shall be as mutually agreed upon by the parties.

          (16) Customer Orders. The purchase price for the Customer Orders shall be as mutually agreed upon by the parties.

          (17) Store Obligations. The purchase price for the Store Obligations shall be as mutually agreed upon by the parties.

     (c) The Purchase Price shall be payable in cash at Closing, except as follows:

          (1) New Case Equipment. The purchase and sale of the items of New Case Equipment listed on Exhibit A shall be governed by Seller's standard terms for new equipment as reflected in Seller's Schedule of Discounts and Terms for the particular item involved.

          (2) Used Equipment. The purchase price for the Used Equipment shall be paid in accordance with the terms of a promissory notes substantially in the form attached hereto as Exhibits C-1A and C-1B.

          (3) Case Parts. 15% of the purchase price for the Case Parts shall be paid in cash at Closing and 85% shall be paid in accordance with the terms of a promissory note substantially in the form attached hereto as Exhibit C-2.

          (4) Accounts Receivable. The purchase price for the Accounts Receivable shall be paid in accordance with the terms of a promissory note substantially in the form attached hereto as Exhibit C-3.

          (5) Shop Tools. The purchase price for the Shop Tools shall be 25% cash down at Closing with the remaining balance being paid in accordance with the terms of a promissory note substantially in the form attached hereto as Exhibit C-4.

          (6) Furniture and Fixtures. The purchase price for Furniture and Fixtures shall be paid with 25% cash down at closing with the remaining balance being paid in accordance with the terms of a promissory note substantially in the form attached hereto as Exhibit C-5.

     (d) The purchase price for the Real Property shall be in the amount set forth in Exhibit A and shall be paid in accordance with the terms of a promissory note substantially in the form attached hereto as Exhibit C-6.

     (e) Seller shall conduct an inventory of the Purchased Assets prior to the Closing, which inventory may be reviewed by Western.

     Section 1.026 Allocation of Purchase Price.
                   ----------------------------

     The Purchase Price shall be allocated in the manner set forth in Exhibit N.

     Section 1.027 Severance Expenses; Sales and Expense Adjustment.
                   ------------------------------------------------

     In addition to the payment of the Purchase Price and the purchase price for the Real Property, Buyers shall compensate Seller for a prorated portion of expenses attributable to the conduct of Retail Operations between the Cutoff Date and the Closing Date in the amount of $11,809, which amount shall be payable in cash at Closing.

                                   ARTICLE 3.

                                   THE CLOSING
                                   -----------

     Section 1.031 Time and Place of Closing.
                   -------------------------

     The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Foley Lardner Weissburg & Aronson, One Maritime Plaza in San Francisco, California, commencing at 10:00 a.m. (local time) on December 11, 1997 (the "Closing Date").

     Section 1.032 Deliveries by Seller.
                   --------------------

     At the Closing Seller will deliver or cause to be delivered the following:

     (a) To Western, an executed and acknowledged bill of sale and assignment and assumption agreement substantially in the forms attached hereto as Exhibits D-1 and D-2, respectively, each in form and substance as necessary to transfer to Western all of Seller's right, title and interest in and to the Purchased Assets.

     (b) To LLC, a grant deed substantially in the form attached hereto as Exhibit E in form and substance necessary to transfer to LLC all of Seller's right, title and interest in and to the Real Property.

     (c) To Western, a certificate in the form attached hereto as Exhibit O signed by Seller certifying that each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer) and that Seller has performed and complied with all of its obligations under this Agreement that are to be performed or complied with on or prior to the Closing Date.

     (d) To Western, the other documents, instruments and writings required to be delivered by Seller at the Closing pursuant to this Agreement or otherwise required in connection herewith.

     Section 1.033 Deliveries by Buyers.
                   --------------------

     At the Closing Buyers will deliver or cause to be delivered the following:

     (a) The amount of the Purchase Price and any other amounts due on the Closing Date by confirmed wire transfer in immediately available funds to a bank account that shall be designated by Seller, or by such other means as agreed upon by Seller and Buyers.

     (b) To Seller, certified copies of a good standing certificate from the office of the Secretary of State of Oregon confirming that Western is in good standing in the State of Oregon and dated not earlier than five days before the Closing Date.

     (c) To Seller, a copy of the Bylaws of Western certified by the Secretary of Buyer and dated not earlier than five days before the Closing Date.

     (d) To Seller, a copy of the Certificate of Incorporation of Western certified by the Secretary of State of Oregon and dated not earlier than five days before the Closing Date.

     (e) To Seller, a copy of the resolutions of the Board of Directors of Western authorizing and approving this Agreement and the transactions contemplated by this Agreement certified by the Secretary of Western.

     (f)  To Seller, a copy of the LLC Partnership Agreement.

     (g) To Seller, a Security Agreement substantially in the form of Exhibit F (the "Security Agreement").

     (h) To Seller, a Deed of Trust substantially in the form of Exhibit G (the "Deed of Trust").

     (i) To Seller, Guarantee Agreements executed and delivered by C. Dean McLain and Robert M. Rubin guaranteeing the obligations of LLC under the Promissory Note--Real Property.

     (j) To Seller, certificates of insurance and proofs of payment of premium to the extent such are required under Section 6.01.

     (k) To Seller, a certificate in the form attached hereto as Exhibit P signed by Buyer certifying that each of the representations and warranties made by Buyer in this Agreement is true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Seller) and that Buyer has performed and complied with all of Buyer's obligations under this Agreement that are to be performed or complied with on or prior to the Closing Date.

     (l) To Seller, the other documents, instruments and writings required to be delivered by Buyer at the Closing pursuant to this Agreement or otherwise required in connection herewith.

     Section 1.034 Delivery by Both Parties.
                   ------------------------

     At the Closing Seller and Buyer will deliver a duly executed assignment and assumption agreement substantially in the form attached hereto as Exhibit D-2 as necessary for Seller to sell and assign to Western its interests in the Office Equipment Leases and for Western to assume the Assumed Liabilities.

                                   ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to Buyers as set forth below:

     Section 1.041 Organization and Qualification.
                   ------------------------------

     Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business in the State of California as a foreign corporation.

     Section 1.042 Authority Relative to this Agreement.
                   ------------------------------------

     Seller has the requisite corporate power to execute and deliver this Agreement and the related agreements contemplated hereby to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by Seller of this Agreement and the related agreements contemplated hereby to which Seller is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the related agreements contemplated hereby to which Seller is a party have been duly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     Section 1.043 Consents and Approvals.
                   ----------------------

     The execution and delivery by Seller of this Agreement and the related agreements contemplated hereby to which it is a party do not, and compliance by Seller with the terms thereof and consummation by Seller of the transactions contemplated thereby will not, require Seller to obtain any consent, approval, exemption, authorization or other action of, or make any filing with or give any notice to, any court, administrative agency or other governmental authority or any other Person, except as disclosed on Exhibit K, or except where failure to obtain such consents, approvals, exemptions, authorizations or actions, make such filings or give such notices would not reasonably be expected to have a material adverse effect on the Retail Operations as currently conducted by Seller or would not reasonably be expected to materially adversely affect the ability of Seller to perform any of its material obligations hereunder.

     Section 1.044 No Violation.
                   ------------

     Assuming all consents, approvals, exemptions, authorizations and other actions described in Exhibit K have been obtained, the execution and delivery by Seller of this Agreement and the related agreements contemplated hereby to which Seller is a party do not, and the performance by Seller of this Agreement and the related agreements contemplated hereby to which Seller is a party will not,
(i) conflict with or result in a breach of the Certificate of Incorporation or bylaws of Seller, or (ii) violate, or conflict with, or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any Lien upon the Purchased Assets or the Real Property under, any mortgage, indenture, agreement, judgment, decree or court order to which Seller is a party or by which any of the Purchased Assets or the Real Property are bound, which violation, conflict, default or Lien would reasonably be expected to have a material adverse effect on the Retail Operations as currently conducted by Seller.

     Section 1.045 Litigation.
                   ----------

     At the date of this Agreement (i) there are no actions, suits, claims, arbitration proceedings or governmental investigations or inquiries pending, or to the Knowledge of Seller threatened, against Seller, or its properties, assets, operations or businesses (A) seeking to prevent the consummation of the transactions contemplated hereby or (B) that would reasonably be expected to have a material adverse effect on the Retail Operations as currently conducted by Seller, and (ii) there are no judgments, decrees, injunctions, orders or consent orders of any court, governmental authority or arbitrator issued in any proceeding to which Seller or any of its Affiliates is or was a party that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Retail Operations as currently conducted by Seller.

     Section 1.046 Ownership of Purchased Assets and Real Property.
                   -----------------------------------------------

     Seller has title to (i) the tangible personal property included in the Purchased Assets and (ii) the Real Property, sufficient (with the exception of certain leased vehicles) for the conduct of the Retail Operations as currently conducted by Seller, free and clear of any Liens other than Permitted Exceptions. Seller makes no representations regarding computer software, including Western's right to use same, its appropriateness for Western's business, its future availability, Western's status with the software provider, the cost to use same or the availability of updates.

     Section 1.047 Labor Matters.
                   -------------

     Seller is not a party to any collective bargaining agreement relating to employees who are employed at the Retail Operations. There are no labor controversies pending or, to the Knowledge of Seller, threatened with respect to the Retail Operations that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ownership or operation of the Purchased Assets, the Real Property or the Retail Operations, and there are no grievances outstanding, or unfair labor practice complaints pending before the National Labor Relations Board, against Seller in respect of employees who are employed at the Retail Operations that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Retail Operations as currently conducted by Seller.

     Section 1.048 Environmental Compliance.
                   ------------------------

     The Retail Operations have, to the Knowledge of Seller, been conducted in accordance with applicable Environmental Laws, except (a) as may be set forth in the environmental audits to be performed pursuant to Section 7.06, (b) as otherwise disclosed to Buyer, or (c) where the failure to so conduct would not reasonably be expected to have a material adverse effect on the Retail Operations as currently conducted by Seller.

     Section 1.049 Accuracy of Information.
                   -----------------------

     To the Knowledge of Robert E. Bowers and Seller, all information contained in Exhibit A, including descriptions of the Purchased Assets, price information and information on the schedules to such, including descriptions of the Purchased Assets, price information and information on the schedules to such Exhibit A and to the Agreement, is true and correct.

     Section 4.10 Brokers Or Finders.
                  ------------------

     Neither Seller nor any of its directors, officers, employees, or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

                                   ARTICLE 5.

                    REPRESENTATIONS AND WARRANTIES OF BUYERS
                    ----------------------------------------

     Western represents and warrants to Seller as set forth in Sections 5.01-5.10 below.

     Section 1.051 Organization and Qualification.
                   ------------------------------

     Western is a corporation validly existing and in good standing under the laws of the State of Oregon.

     Section 1.052 Authority Relative to this Agreement.
                   ------------------------------------

     Western has the requisite corporate power to execute and deliver this Agreement and the related agreements contemplated hereby to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by Western of this Agreement and the related agreements contemplated hereby to which Western is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Western. This Agreement and the related agreements contemplated hereby to which Western is a party have been duly executed and delivered by Western and constitute legal, valid and binding obligations of Western and are enforceable against Western in accordance with their terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     Section 1.053 Consents and Approvals.
                   ----------------------

     The execution and delivery by Western of this Agreement and the related agreements contemplated hereby to which Western is a party do not, and compliance by Western with the terms thereof and consummation by Western of the transactions contemplated thereby will not, require Western to obtain any consent, approval, exemption, authorization or other action of, or make any filing with or give any notice to, any court, administrative agency or other governmental authority or any other Person, except as set forth on Exhibit L, or except where failure to obtain such consents, approvals, exemptions, authorizations or actions, make such filings or give such notices would not materially adversely affect the ability of Western to perform any of its material obligations hereunder.

     Section 1.054 No Violation.
                   ------------

     Assuming all consents, approvals, exemptions, authorizations and other actions described in Exhibit L have been obtained, the execution and delivery by Western of this Agreement and the related agreements contemplated hereby to which Western is a party do not, and the performance by Western of this Agreement and the related agreements contemplated hereby to which Western is a party will not, (i) conflict with or result in a breach of Western's Certificate of Incorporation or bylaws, (ii) violate, or conflict with, or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any Lien upon the properties or assets of Western under, any mortgage, indenture, agreement, judgment, decree or court order to which Western is a party or by which any of the properties or assets of Western is bound, which violation, conflict, default or Lien would adversely affect the ability of Western to perform its obligations under this Agreement or the related agreements contemplated hereby to which Western is a party.

     Section 1.055 Litigation.
                   ----------

     At the date of this Agreement to the best knowledge of Western, (i) there are no actions, suits, claims, arbitration proceedings or governmental investigations or inquiries pending, or to the knowledge of Western threatened, against Western or its properties, assets, operations or businesses (A) seeking to prevent the consummation of the transactions contemplated hereby, or (B) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of Western to perform its obligations under this Agreement or the transactions contemplated hereby, and (ii) there are no judgments, decrees, injunctions, orders or consent orders of any court, governmental authority or arbitrator issued in any proceeding to which Western or any of its Affiliates is or was a party that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of Western to perform its obligations under this Agreement or the transactions contemplated hereby.

     Section 1.056 Financing.
                   ---------

     Western has sufficient funds or committed lines of credit to consummate the transactions contemplated by this Agreement.

     Section 1.057 Capitalization.
                   --------------

     (a) The entire authorized capital stock of Western and the issued and outstanding shares of capital stock of Western are as set forth on Exhibit M hereto.

     (b) Western does not have any outstanding subscriptions, options, warrants or other rights for the issuance or purchase of any stock or other securities, or any securities convertible into or exchangeable for any stock or other securities, or any understandings or commitments of any kind for the issuance of stock or securities convertible into or exchangeable for stock or other securities amounting to more than 33% of the outstanding shares of Western.

     Section 1.058 Inspection of Assets and Real Property.
                   --------------------------------------

     Western has inspected to its complete satisfaction the physical condition of the Purchased Assets and the Real Property; provided, that the provisions of this Section 5.08 shall not constitute a waiver by Western of any of Seller's warranty obligations with respect to New Case Equipment or new Case Parts.

     Section 1.059 Bankruptcy.
                   ----------

     Western is not, and has not within the past six years been, the subject of a bankruptcy or insolvency proceeding, nor is Western subject to any Lien that might adversely affect Western's ability to perform its obligations as contemplated by this Agreement.

     Section 5.10 Employer Identification Number.
                  ------------------------------

     Western's federal employer identification number is 93-1096982.

     LLC represents and warrants to Seller as set forth in Sections 5.11-5.21 below.

     Section 5.11 Organization and Qualification.
                  ------------------------------

     LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

     Section 5.12 Authority Relative to this Agreement.
                  ------------------------------------

     LLC has the requisite organizational power to execute and deliver this Agreement and the related agreements contemplated hereby to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by LLC of this Agreement and the related agreements contemplated hereby to which LLC is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary organizational action on the part of LLC. This Agreement and the related agreements contemplated hereby to which LLC is a party have been duly executed and delivered by LLC and constitute legal, valid and binding obligations of LLC and are enforceable against LLC in accordance with their terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     Section 5.13 Consents and Approvals.
                  ----------------------

     The execution and delivery by LLC of this Agreement and the related agreements contemplated hereby to which LLC is a party do not, and compliance by LLC with the terms thereof and consummation by LLC of the transactions contemplated thereby will not, require LLC to obtain any consent, approval, exemption, authorization or other action of, or make any filing with or give any notice to, any court, administrative agency or other governmental authority or any other Person, except as set forth on Exhibit L, or except where failure to obtain such consents, approvals, exemptions, authorizations or actions, make such filings or give such notices would not materially adversely affect the ability of LLC to perform any of its material obligations hereunder.

     Section 5.14 No Violation.
                  ------------

     Assuming all consents, approvals, exemptions, authorizations and other actions described in Exhibit L have been obtained, the execution and delivery by LLC of this Agreement and the related agreements contemplated hereby to which LLC is a party to the best knowledge of LLC do not, and the performance by LLC of this Agreement and the related agreements contemplated hereby to which LLC is a party will not, (i) conflict with or result in a breach of LLC's Articles of Organization or bylaws, (ii) violate, or conflict with, or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any Lien upon the properties or assets of LLC under, any mortgage, indenture, agreement, judgment, decree or court order to which LLC is a party or by which any of the properties or assets of LLC is bound, which violation, conflict, default or Lien would adversely affect the ability of LLC to perform its obligations under this Agreement or the related agreements contemplated hereby to which LLC is a party.

     Section 5.15 Litigation.
                  ----------

     At the date of this Agreement to the best knowledge of LLC, (i) there are no actions, suits, claims, arbitration proceedings or governmental investigations or inquiries pending, or to the knowledge of LLC threatened, against LLC or its properties, assets, operations or businesses (A) seeking to prevent the consummation of the transactions contemplated hereby, or (B) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of LLC to perform its obligations under this Agreement or the transactions contemplated hereby, and (ii) there are no judgments, decrees, injunctions, orders or consent orders of any court, governmental authority or arbitrator issued in any proceeding to which LLC or any of its Affiliates is or was a party that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of LLC to perform its obligations under this Agreement or the transactions contemplated hereby.

     Section 5.16 Financing.
                  ---------

     LLC has sufficient funds or committed lines of credit to consummate the transactions contemplated by this Agreement.

     Section 5.17 Capitalization.
                  --------------

     (a) The issued and outstanding membership interests of LLC are as set forth on Exhibit M hereto.

     (b) LLC does not have any outstanding subscriptions, options, warrants or other rights for the issuance or purchase of any interest or other securities, or any securities convertible into or exchangeable for any interest or other securities, or any understandings or commitments of any kind for the issuance of interest or securities convertible into or exchangeable for interest or other securities that would substantially affect the capitalization LLC as set forth on Exhibit M.

     Section 5.18 Inspection of Assets and Real Property.
                  --------------------------------------

     LLC has inspected to its complete satisfaction the physical condition of the Real Property.

     Section 5.19 Bankruptcy.
                  ----------

     LLC is not, and has not within the past six years been, the subject of a bankruptcy or insolvency proceeding, nor is LLC subject to any Lien that might adversely affect LLC's ability to perform its obligations as contemplated by this Agreement.

     Section 5.20 Employer Identification Number.
                  ------------------------------

     LLC's federal employer identification number is _____________.

     Section 5.21 No Brokers or Finders.
                  ---------------------

     Neither LLC nor any of its members, employees, or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

                                   ARTICLE 6.

                   ADDITIONAL AGREEMENTS AND COVENANTS--BUYERS
                   -------------------------------------------

     Buyers covenant and agree with Seller as follows:

     Section 1.061 Insurance to be Procured by Buyers.
                   ----------------------------------

     Buyers shall keep all the Purchased Assets and Real Property, as applicable, in which Secured Parties have a security interest, and that are under Buyers' direct or indirect control, insured against all risk of physical loss or damage, in an amount that shall be sufficient in Seller's opinion to prevent Secured Parties from sustaining any financial loss in accordance with Buyer's obligations under the standard Case Corporation Dealer Agreement. The insurance policy or policies obtained for such purpose shall name Secured Parties as additional insureds and provide that, in the event of loss, the insurer will pay the proceeds of such policy or policies to the insureds as their respective interests may appear. Such insurance policy or policies shall be written by insurance companies licensed to do business in the state(s) in which the Retail Operations are located and acceptable to Secured Parties and shall contain an endorsement thereon requiring the insurer to give Secured Parties not less than thirty (30) days' written notice prior to any proposed cancellation, modification or expiration thereof. Buyers shall deliver at the Closing certificates of such insurance together with proof of payment of the premium thereof to Secured Parties. Western may become an insured under the insurance plan provided by Seller for its authorized dealers, in which event the assets so covered under such plan shall be exempted from the foregoing provisions of this Section 6.01.

     Section 1.062 Product Warranties.
                   ------------------

     Western shall perform all warranty work required on all products sold by Seller at the Retail Operations on or prior to the Closing Date in accordance with Seller's currently applicable published warranty policies and procedures. Seller shall pay Western in full for such work in accordance with Seller's currently applicable published warranty policies and procedures.

     Section 1.063 Relationship of Parties.
                   -----------------------

     Western acknowledges that any payments by it for items held out for sale (inventory) are bona fide wholesale prices for reasonable amounts of merchandise to be held for resale. Western acknowledges that it is an independent operation controlling its own business, that Seller has not suggested or prescribed in substantial part a marketing plan and that Seller neither has significant control of Western, nor has offered significant assistance to Western in operating its business. Western specifically acknowledges that the relationship between Seller and Western is not a franchise or franchisor/franchisee relationship.

     Section 1.064 Results of Operations.
                   ---------------------

     Western understands that the past results of Seller's operations may not be indicative of results that Western might obtain from its own operations as an independent dealer of Seller in the state(s) in which the Retail Operations are located and acknowledges that Seller has made no promises, warranties and/or guarantees to Buyers concerning possible future sales volume, gross profits, net income, profits or losses that might be realized from the purchase of the Purchased Assets and the Real Property and operation as an independent Case dealer.

     Section 1.065 Distribution System.
                   -------------------

     Buyers are completely aware of, agree to and accept Seller's distribution system and the assignment of areas of responsibility for other authorized dealers of Seller.

                                   ARTICLE 7.

                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

     Section 1.071 Taxes.
                   -----

     The agreement of the parties with respect to tax matters is set forth in Exhibit N.

     Section 1.072 Public Announcements.
                   --------------------

     Each party will consult with each other before either of them or any of their respective Affiliates issues any press releases or otherwise makes any public statements with respect to this Agreement and the transactions contemplated hereby, and neither of them nor any such Affiliate shall issue any such press release or make any such public statement prior to such consultation except, in each case, as may be required by law or by obligations pursuant to any listing agreement with any securities exchange on which any of its or their securities may be listed.

     Section 1.073 Further Assurances.
                   ------------------

     Each party will use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to carry out all of its respective obligations under this Agreement and to consummate and make effective the purchase and sale of the Purchased Assets and the Real Property pursuant to this Agreement. Each party shall, and shall cause its Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate more fully to assure to Buyers and their successors or permitted assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyers pursuant to this Agreement and more fully to assure to Seller and its Affiliates and their successors and assigns the assumption of the liabilities and obligations intended to be assumed by Buyers pursuant to this Agreement, respectively. Buyers shall execute and deliver to Secured Parties such other documentation, including, but not limited to, all necessary Uniform Commercial Code financing statements and such other documentation (including without limitation lists of secured creditors) as may be reasonably required by Secured Parties to complete, perfect or continue the security interest granted pursuant to this Agreement to secure the payment for the Purchased Assets and the Real Property.

     Section 1.074 Nonassignable Contracts.
                   -----------------------

     (a) To the extent any lease, contract, right or commitment included in the Purchased Assets is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or any third party (including a government or governmental unit), or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense of any such lease, contract, right or commitment.

     (b) Anything in this Agreement to the contrary notwithstanding, Seller is not obligated to transfer to Western any of its rights and obligations in and to any such contract, lease, right or commitment without first having obtained all necessary consents and waivers. For a reasonable period of time after the Closing Date, Seller shall use all reasonable efforts, and Western shall cooperate with Seller, to obtain the consents and waivers referred to in Section 7.04(a).

     (c) To the extent that such consents and waivers are not obtained by Seller, Seller shall use all reasonable efforts to establish alternative arrangements that are reasonable and lawful as to both Seller and Western and that provide the benefits, risks and burdens of the relevant contract, lease, right or commitment for the remaining term.

     Section 1.075 Preservation of Records.
                   -----------------------

     Except for tax Records, Western shall preserve and keep (or cause to be preserved and kept) the books and records conveyed pursuant to this Agreement, and Seller shall preserve and keep (or cause to be preserved and kept) such books and records as it or any of its Affiliates shall retain with respect to the Purchased Assets, for a period of seven years after the Closing Date, and Western and Seller shall each grant to the other reasonable access to such books and records retained by them during such period. In the event either Western or Seller wishes to destroy such records after such period, it shall first give written notice to the other party and the other party shall have the right at its option, upon prior written notice given to the party providing the initial notice, to take possession of said records as promptly as practicable, but in any event within 180 days after the date of its notice requesting the same. The agreement between Western and Seller with respect to tax Records is set forth in Exhibit N.

     Section 1.076 Environmental Matters.
                   ---------------------

     (a) Buyers acknowledge receipt of copies of certain Environmental Site Assessments dated January, 1997 and updated on December 3, 1997, prepared by RMT, Inc., which assessments relate to environmental matters associated with the Retail Operations (the "Environmental

          Reports"). Seller shall promptly, at its sole cost and expense, perform, or cause to be performed, the remedial action described in the "Summary of Recommendations" section of the Environmental Reports. Such remedial action shall be performed in such a manner so that the conditions being addressed by such remedial action will not materially violate any applicable Environmental Laws.

          (b) Buyers shall provide Seller and its agents and representatives access to the Retail Operations and Real Property for purposes of performing the remedial action described in Section 7.06(a).

          (c) After such remedial work has been performed, Buyers agree to accept the Retail Operations and the Real Property "AS IS, WHERE IS". Seller shall have no further liability with respect to environmental matters, except as may arise from the breach of its representations and warranties contained in Section 4.08.

     Section 1.077 Bulk Sales.
                   ----------

     Each party hereby waives compliance with the applicable provisions of the Uniform Commercial Code, Article 6 (Bulk Sales or Bulk Transfers), as adopted in the state(s) in which the Retail Operations are located as such provisions may apply to the transactions contemplated by this Agreement.

     Section 1.078 Risk of Loss.
                   ------------

     Buyers assume all risk of loss from all causes with respect to the Real Property and Purchased Assets from and after the Closing.

     Section 1.079 Case Parts Return and Case Parts Reorder.
                   ----------------------------------------

     (a) Western shall have a onetime right to return those Case Parts purchased hereunder that are eligible for return under Seller's "Parts Inventory Transfer" policy at the price originally paid by Western for such Case Parts. Western shall receive a credit for the Case Parts returned under this Section 7.09. Such credit shall be applied pro rata first to the payments remaining under the promissory note relating to Case Parts, then to any other indebtedness due hereunder in respect of promissory notes of Western relating to Purchased Assets purchased on the Closing Date other than New Case Equipment purchased pursuant to Section 2.01(a).

     (b) Seller also hereby agrees to permit Western to place an order for Case parts for purposes of allowing Western to restock its Case parts inventory. The terms for Case parts so ordered shall be in accordance with Seller's "New Dealer Initial Parts Order" policy.

     Section 7.10 Certain Personnel Matters.
                  -------------------------

     (c) Compensation of, and bonuses for, all employees of the Retail Operations owed for all periods of employment of such employees through and including the Closing Date shall be borne and paid for by Seller, except for Seller's obligations for commissions to employees of the Retail Operations, which shall be borne and paid for by Seller through and including the Cutoff Date. Compensation of and any bonuses for all employees hired by Western for all periods of employment subsequent to the Closing Date shall be borne and paid for by Western. All vacation, sick day and holiday pay of all employees of the Retail Operations that have accrued or were earned prior to the Closing Date shall be the sole responsibility of Seller and shall be paid in full prior to the Closing Date or accrued on the books of Seller and remitted to the employee at the time of his or her vacation or holiday.

     (d) Seller shall be solely liable and responsible for obligations under any and all deferred compensation, pension, profit sharing, retirement, group insurance, or other employee benefit or welfare plans, written or oral, relating to employees of the Retail Operations, whether or not constituting an "employee benefit plan" under ERISA, that have accrued through and including the Cutoff Date. Western shall be solely liable and responsible for such obligations from the Cutoff Date through the Closing Date, but shall not be obligated to assume or adopt such obligations after the Closing Date.

     Section 7.11 Liens; Encumbrances.
                  -------------------

     So long as Western or LLC are indebted to Secured Parties pursuant to this Agreement, neither Western nor LLC shall create, assume or permit to exist any Lien in favor of any Person that is superior in priority to the security interest of Secured Parties upon any of the Purchased Assets or the Real Property without the prior written consent of Seller; provided, that Western may permit to exist Liens in favor of one or more Persons that are superior in priority to the security interest of Secured Parties upon Vehicles, and Manuals (collectively, the "Permitted Liens").

     Section 7.12 Business Cutoff.
                  ---------------

     Commencing as of the day following the Cutoff Date (i) all sales of new, used and allied machinery and attachments, parts and service shall be deemed to have been conducted for the account of Western and (ii) all obligations for the following shall be deemed to have been for the account of Western: sales commissions, travel and entertainment expenses, purchases of allied parts, allied machinery and attachments and shop and office supplies, shipping costs and costs of outside labor and materials incurred in connection with the Retail Operations.

     Section 7.13 Conduct of Business Pending the Closing.
                  ---------------------------------------

     From the date hereof until the Closing, Seller covenants as follows:

     (e) Seller will carry on the Retail Operations diligently and, except as required in connection with the Closing, in the same manner as heretofore, and

     (f) Seller shall use and operate all property of Seller in connection with the Retail Operations in a normal business manner.

                                   ARTICLE 8.

                   CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS
                   -------------------------------------------

                           [Intentionally Left Blank]

                                   ARTICLE 9.

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS
                  --------------------------------------------

                           [Intentionally Left Blank]

                                   ARTICLE 10.

                                   TERMINATION
                                   -----------

                           [Intentionally Left Blank]

                                   ARTICLE 11.

                  INDEMNIFICATION AND LIMITATIONS ON LIABILITY
                  --------------------------------------------

     Section 1.111 Definitions.
                   -----------

     As used in this Article XI, the following terms shall have the meanings set forth below:

     (a) Losses. The term "Loss" or "Losses" shall mean any and all direct or indirect payments, assessments, liabilities, costs and expenses paid or incurred (whether or not known or asserted prior to the date hereof, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise), including without limitation penalties, interest on any amount payable to an unaffiliated party as a result of the foregoing and, subject to Section 11.05 hereof, any legal or other expenses reasonably incurred in connection with investigating or defending any Third-Party Claims, whether or not resulting in any liability, and all amounts paid in respect of claims or actions in accordance with Section 11.05 hereof; provided, however, that Losses shall not include any loss of profit or anticipated profit and shall be net of any insurance proceeds received by an Indemnitee from a nonaffiliated insurance company on account of such Losses (after deducting any direct costs incurred in obtaining such proceeds); provided, further, however, that nothing in this Article XI shall require an Indemnitee to proceed against its insurance carrier.

     (b) Third-Party Claims. The term "Third-Party Claims" shall mean any claims, actions or rights asserted against an Indemnitee by a party that is not the Indemnitor and is not an Affiliate of the Indemnitee, including without limitation, claims by governmental authorities.

     (c) Indemnitee. The term "Indemnitee" shall mean any Person that may be entitled to seek indemnification pursuant to the provisions of Section
          11.02 or Section 11.03 hereof.

     (d) Indemnitor. The term "Indemnitor" shall mean any Person that may be obligated to provide indemnification pursuant to Section 11.02 or
          Section 11.03 hereof.

     (e) Specified Officer. With respect to any particular matter, the term "Specified Officer", as applied to any corporation, shall mean the chairman, president, general counsel, any vice president, or secretary of such corporation, or the manager of any plant or other facility of such corporation, or any other employee or agent of such corporation (who may report, directly or indirectly, to such person) having responsibility for an operational or staff function who in the normal course of such officer's, manager's or other person's responsibility would reasonably be expected to have knowledge of such matter.

     (f) Notice Period--Third-Party Claims. The term "Notice Period", as applied to any Third-Party Claim for which an Indemnitee seeks to be indemnified pursuant to this Article XI, shall mean the period ending the earlier of the following:

          (1) Three months after the time at which any Specified Officer of the Indemnitee (or the Indemnitee, if the Indemnitee is an individual) has received actual notice of such Third-Party Claim.

          (2) With respect to any Third-Party Claim that has become the subject of proceedings before any court or tribunal, such time as would allow the Indemnitor sufficient time to contest, on the assumption that there is an arguable defense to such Third-Party Claim, such proceeding prior to any judgment or decision thereon.

          (3) With respect to any Third-Party Claim that the Indemnitee proposes to pay or settle, such time as would provide the Indemnitor sufficient time prior to such payment or settlement to determine whether to contest such claim and assume the defense pursuant to Section 11.05.

          (4) The time period under which a Claim Notice must be given as set forth in Section 11.10.

     (g) Claim Notice. The term "Claim Notice" shall have the meaning set forth in Section 11.04.

     Section 1.112 Indemnity by Seller.
                   -------------------

     Subject to Section 11.10, Seller shall, to the fullest extent permitted by law, defend and hold harmless Buyers and their Affiliates, including the directors, officers, employees, agents and representatives of each of them (each of whom may be an Indemnitee pursuant to this Section 11.02), from and against the following:

     (a) Bulk Sales or Transfers Law. All Third-Party Claims to the extent that such Third-Party Claims arise out of, result from, or relate to any Losses resulting from Seller's failure to comply with the requirements of any Bulk Sales or Transfers or similar legislation applicable to the transaction provided for in this Agreement.

     (b) Breach. All Losses arising from the breach by Seller in any material respect of any of its covenants or representations set forth in this Agreement other than those set forth in Exhibit N.

     (c) Liabilities. Other than Losses pertaining to Environmental Loss (specifically sections 4.08, 7.06 and 11.10(a)) all Losses relating to the ownership or operation of the Retail Operations prior to the Closing Date.

     Section 1.113 Indemnity by Buyer.
                   ------------------

     Buyers shall, to the fullest extent permitted by law, defend and hold harmless Seller and its Affiliates, including the current and former directors, officers, employees, agents and representatives of each of them (each of whom may be an Indemnitee pursuant to this Section 11.03), from and against the following:

     (a) Liabilities. All Losses (other than Losses for which Seller is obligated to indemnify Buyers pursuant to Section 11.02) relating to or arising from the ownership, operation, occupancy, construction, condition (including without limitation environmental conditions) or use of the Purchased Assets or the Real Property or operation of a dealership, to the extent such Losses relate to, arise from or are associated with any period after the Closing Date and whether arising from the negligence or gross negligence of Seller or any of its Affiliates or otherwise.

     (b) Breach. All Losses arising from the breach by Buyers in any material respect of any of their covenants or representations set forth in this Agreement other than those set forth in Exhibit N.

     Section 1.114 Notification of Third-Party Claims.
                   ----------------------------------

     In no case shall any Indemnitor under this Agreement be liable with respect to any Third-Party Claim against any Indemnitee unless the Indemnitee shall have delivered to the Indemnitor within the Notice Period a notice ("Claim Notice") describing in reasonable detail the facts giving rise to such Third-Party Claim and stating that the Indemnitee intends to seek indemnification for such Third-Party Claim from the Indemnitor pursuant to this Article XI.

     Section 1.115 Defense of Claims.
                   -----------------

     Upon receipt of a Claim Notice from an Indemnitee with respect to any Third-Party Claim, the Indemnitor may assume the defense thereof with counsel reasonably satisfactory to such Indemnitee and the Indemnitee shall cooperate in all reasonable respects in such defense. The Indemnitee shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof, provided that the fees and expenses of counsel employed by the Indemnitee shall be at the expense of the Indemnitor only if such counsel is retained pursuant to the second succeeding sentence or if the employment of such counsel has been specifically authorized by the Indemnitor. The Indemnitor may conduct such defense in the name of or on behalf of the Indemnitee or Indemnitor and shall have full authority and control with respect thereto, including the settlement thereof. If the Indemnitor does not notify the Indemnitee within 60 days after receipt of the Claim Notice that it elects to undertake the defense thereof, the Indemnitee shall have the right to defend at the expense of the Indemnitor the claim with counsel of its choosing, subject to the right of the Indemnitor to assume the defense of any claim at any time prior to settlement or final determination thereof. In such event, the Indemnitee shall send a written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject, in its reasonable judgment, within 30 days after receipt of such notice. Failure to reject such settlement within such 30-day period shall be deemed an acceptance of such settlement. In the event the Indemnitor rejects such settlement, the Indemnitee shall have the right to settle the claim over the objection of the Indemnitor, unless the Indemnitor assumes the defense from the Indemnitee upon rejecting the settlement.

     Section 1.116 Notice of Other Claims.
                   ----------------------

     In the event any Indemnitee should have a claim against any Indemnitor under or in connection with this Agreement that does not involve a Third-Party Claim, the Indemnitee shall notify the Indemnitor of such claim, specifying the nature of and specific basis for such claim and the amount of such claim, with reasonable promptness, but in no event later than when notice thereof is required to be made pursuant to Section 11.10. The Indemnitor shall remit payment for the amount of such claim upon receipt of an invoice therefor, or in the event of a dispute, the Indemnitee and the Indemnitor shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, such dispute will be resolved by litigation in an appropriate court of competent jurisdiction.

     Section 1.117 Access and Cooperation.
                   ----------------------

     After the Closing Date, Seller and Buyers shall each cooperate fully with the other as to all claims made under this Agreement, shall make available to the other as reasonably requested all information, records and documents relating to all such claims and shall preserve all such information, records and documents until the termination of any such claim. Seller and Buyers also shall each make available to the other, as reasonably requested, its personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any such claim.

     Section 1.118 No Insurance.
                   ------------

     The indemnifications provided for in this Article XI shall not be construed as a form of insurance and shall be binding upon and inure to the benefit of Seller and Buyers and their respective Affiliates, successors and permitted assigns. Seller and Buyers hereby waive for themselves, their Affiliates, successors and permitted assigns, including without limitation any insurers, any rights to subrogation for Losses arising from claims for which each of them is respectively liable or against which each respectively indemnifies the other, and, if necessary, Seller and Buyers shall obtain waiver of such subrogation from their respective insurers.

     Section 1.119 Indemnification Matters Related to Taxes.
                   ----------------------------------------

     Notwithstanding any other provisions of Article XI to the contrary, the agreement of the parties with respect to tax matters, the representations and warranties of the parties with respect to tax matters, and indemnification obligations, limitations and procedures related to Taxes (as defined in Exhibit
N) shall be governed by and are set forth in Exhibit N.

     Section 11.10 Limitations on Liabilities.
                   --------------------------

     (a)  Limitation on Liability.

          (1) No claim for indemnification under Section 11.02 (the "Indemnifiable Claims") shall be made by either of the Buyers for individual Losses of $15,000 or less (an Indemnifiable Claim in excess of $15,000 is referred to as an "Indemnifiable Loss").

          (2) No Indemnifiable Claim shall be made by either of the Buyers unless and until the Indemnifiable Losses for which Buyers are entitled to indemnification hereunder exceed $100,000 in the aggregate, and thereafter may be made only to the extent the Indemnifiable Losses exceed such amount in the aggregate.

          (3) Seller's obligations for any claim relating to any Environmental Law, Hazardous Materials or other environmental matter shall arise only under Section 11.02(b) for breaches of (A) the representations and warranties contained in Section 4.08 or (B) Seller's obligations under Section 7.06.

          (4) The Seller shall have no obligation for Losses with respect to claims relating to any Environmental Law, Hazardous Materials or other environmental matters (A) to the extent they exceed the amount that would be expended with respect thereto by a reasonable and prudent owner and operator for its own account under the same or similar circumstances, or (B) that are attributable to any change in land use unrelated to the Retail Operations as currently conducted by Seller, which use is subject to more stringent investigation, monitoring, remediation or cleanup requirements under any Environmental Law.

          (5) Seller shall have no liability for any Indemnifiable Loss, and Buyers shall have no liability for any claim for indemnification under Section 11.03, unless a Claim Notice or other notice has been delivered to the other as required by Section 11.04 or
               Section 11.06. In addition, and anything herein to the contrary notwithstanding, Seller shall have no liability for any Indemnifiable Loss, and Buyers shall have no liability for any claim for indemnification under Section 11.03, for any breaches of covenants hereunder, unless a Claim Notice or other notice has been delivered to the other within one year after performance of the covenant giving rise to such Indemnifiable Loss or claim for indemnification, as the case may be, is required under this Agreement. In addition, and anything herein to the contrary notwithstanding, Seller shall have no liability for any Indemnifiable Loss for any breaches of representations hereunder unless a Claim Notice or other notice has been delivered to it within the period that the representation giving rise to such Indemnifiable Loss survives as set forth in Section 12.02.

     (b) No Incidental or Consequential Damages. Neither Buyers nor Seller shall be entitled to recover from the other for any Losses any amount in excess of the actual damages suffered by such party. Buyers and Seller waive any right to recover punitive, special, exemplary, incidental and consequential damages.

     (c) Maximum Liability. Neither Seller nor any of its Affiliates shall be liable for aggregate Losses (i) in excess of the Purchase Price, or
          (ii) for any Losses pertaining to the Real Property arising from its obligations under Sections 4.08 and 7.06 in excess of $450,000.

     (d) Exclusive Remedy. Seller and Buyers each hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the representations, warranties, covenants and agreements contained in this Agreement or other claims pursuant to or in connection with this Agreement shall be pursuant to the indemnification provisions set forth in this Article XI or, with respect to tax matters set forth in Exhibit N, pursuant to Exhibit N, and, in furtherance of the foregoing, Seller and Buyers each hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the other arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

     (e) No Rescission. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyers or Seller, as the case may be, after the consummation of the purchase and sale contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

     (f) Mitigation. Buyers and Seller shall take all reasonable steps to mitigate all Losses upon and after becoming aware of any event that could reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

                                   ARTICLE 12.

                     EXTENT AND SURVIVAL OF REPRESENTATIONS,
                     ---------------------------------------
                      WARRANTIES, COVENANTS AND AGREEMENTS
                      ------------------------------------

     Section 1.121 Scope of Representations.
                   ------------------------

     Except as and to the extent expressly set forth in this Agreement, Seller disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Buyers (including, but not limited to, any opinion, information or advice that may have been provided to Buyers by any officer, stockholder, director, employee, agent, consultant or representative of Seller or any of its Affiliates, including Seller, or any other agent, consultant or representative). Buyers acknowledge and affirm that (i) they have had access to the officers, professional advisors, employees, assets and operations of Seller; and (ii) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyers have relied solely on the basis of their own independent investigation of the Purchased Assets, the Real Property and the Retail Operations and on the express representations, warranties and covenants in this Agreement. Buyers also acknowledge that neither Seller nor any of its agents, consultants or representatives makes any warranties, express or implied, with respect to the quality, design, physical condition or fitness for a particular purpose of any of the property, equipment and fixtures included in the Purchased Assets, the Real Property or the Retail Operations and that all such property, equipment and fixtures are being transferred to the Buyers "AS IS" AND "WITH ALL FAULTS" IN THE CONDITION EXISTING ON THE CLOSING DATE, EXCEPT FOR (i) REPRESENTATIONS AND WARRANTIES MADE BY SELLER REGARDING TITLE AND OWNERSHIP OF THE PURCHASED ASSETS OR THE REAL PROPERTY IN THIS AGREEMENT AND
(ii) THOSE WARRANTIES SET FORTH IN SELLER'S CURRENTLY APPLICABLE PUBLISHED WARRANTY POLICIES AND PROCEDURES, AND SELLER EXPRESSLY DISCLAIMS

AND NEGATES TO BUYERS AND ALL THIRD PARTIES ANY AND ALL WARRANTIES CONCERNING THE CONDITION OF THE PURCHASED ASSETS OR THE REAL PROPERTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION (A) ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, CONDITION OR MERCHANTABILITY, AND (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     Section 1.122 Survival.
                   --------

     The representations and warranties of Seller set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall survive for a period of one year following the Closing Date.

                                   ARTICLE 13.

                                     BROKERS
                                     -------

     Each of the Buyers and Seller represent to the other that, neither of the Buyers nor Seller has, directly or indirectly, employed any broker, finder or intermediary in connection with this Agreement or the transactions contemplated hereby who might be entitled to a fee or commission upon the execution of this Agreement or consummation of the transactions contemplated hereby.

                                   ARTICLE 14.

                                    EXPENSES
                                    --------

     Except as otherwise specifically provided herein, each party will bear all legal and other costs and expenses incurred by it.

                                   ARTICLE 15.

                             NOTICES; MISCELLANEOUS
                             ----------------------

     Section 1.151 Notices.
                   -------

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

     (a)  To Seller, as follows:

By Mail                                By Hand Delivery
-------                                ----------------

Case Corporation                       Case Corporation
700 State Street                       700 State Street
Racine, WI  53404                      Racine, WI  53404
Attn: Jon Carlson                      Attn: Jon Carlson
Facsimile: (414) 636-6826              Facsimile: (414) 636-6826

with a copy to:                        with a copy to:

Case Law Department                    Case Law Department
700 State Street                       700 State Street
Racine, WI  53404                      Racine, WI  53404
Attn: Clement L. Budny, Jr.            Attn: Clement L. Budny, Jr.
Facsimile: (414) 636-6826              Facsimile: (414) 636-6826

     (b)  To Buyer, as follows:

By Mail                                By Hand Delivery
-------                                ----------------

Western Power & Equipment Corp.        Western Power & Equipment Corp.
4601 N.E. 77th Avenue, Suite 200       4601 N.E. 77th Avenue, Suite 200
Vancouver, WA  98662                   Vancouver, WA  98662
Attn:  President                       Attn:  President
Facsimile:  (360) 253-4830             Facsimile:  (360) 253-4830

     (c)  To LLC, as follows:

By Mail                                By Hand Delivery
-------                                ----------------

C. Dean McLain                         C. Dean McLain
38207 N.E. Gerber Road                 38207 N.E. Gerber Road
Yacolt, WA  98675                      Yacolt, WA  98675
Facsimile:  (360) 247-6751             Facsimile:  (360) 247-6751

     Section 1.152 Miscellaneous.
                   -------------

     (a) Entire Agreement. This Agreement supersedes all prior agreements between the parties (written or oral) and, except as aforesaid, is intended as a complete and exclusive statement of the terms of the Agreement between the parties. This Agreement may be amended only by a written instrument duly executed by the parties.

     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of such state.

     (c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) Assignability. Buyers may not transfer, assign or encumber any of their rights, duties or obligations under this Agreement or any part hereof without the prior written consent of Seller. Seller may, at any time, transfer, assign or encumber any of its rights, duties or obligations under this Agreement, without the consent of Buyers. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (e) No Third-Party Beneficiaries. Except as otherwise expressly provided herein, nothing in this Agreement shall entitle any Person (other than Seller, Buyers or their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

     (f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but this shall not affect the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     (g) Equitable Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     (h) Counterparts. This Agreement may be executed in any number of counterparts, no one of which needs to be executed by all the parties, and this Agreement shall be binding upon all the parties with the same force and effect as if all the parties had signed the same document, and each such signed counterpart shall constitute an original of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                       CASE CORPORATION ("Seller")



                                       By /s/ ROBERT E. BOWERS
                                          --------------------
                                          Name:  Robert E. Bowers
                                          Title:  Authorized Agent




                                       WESTERN POWER & EQUIPMENT CORP.
                                       ("Buyer")



                                       By /s/ C. DEAN McLAIN
                                          ------------------
                                          Name:  C. Dean McLain
                                          Title:  President and CEO



                                       McLAIN-RUBIN REALTY COMPANY III,
                                       L.L.C.
                                       ("Buyer")



                                       By /s/ C. DEAN McLAIN
                                          ------------------
                                          C. Dean McLain, Manager

                               (Exhibits omitted)






                                       37